Exhibit (b)

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION

1350, AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Form N-CSR/A of Eagle Capital Growth Fund, Inc. (the “Registrant”) for the period ended December 31, 2024 (the “Report”), each of the undersigned hereby certifies, pursuant to Rule 30a-2(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of our respective knowledge and belief, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

EAGLE CAPITAL GROWTH FUND, INC.

By:	/s/ Luke E. Sims
Luke E. Sims
President and Chief Executive Officer (principal executive officer)

Dated:	March 6, 2025

By:	/s/ David C. Sims
David C. Sims
Vice-President and Chief Financial Officer (principal financial officer)

Dated:	March 6, 2025